Exhibit  11(b)




               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     We consent to the use of our report, dated February 16, 1996, on the annual financial statements and financial highlights of the Declaration Fund -

Declaration Cash account, which is included in Part A and Part B in Post

Effective Amendment No 26. to Registration Statement under the Securities Act of 1933 and included in the Prospectus and Statement of Additional Information,

as specified, and to the reference made to us under the caption "Independent

Auditors" in the Statement of Additional Information.









Abington Pennsylvania                                Sanville & Company
February 24, 1996                                Certified Public Accountants